                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                        TANDY BRANDS ACCESSORIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                         TANDY BRANDS ACCESSORIES, INC.
                        690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 4, 1996

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Tandy Brands Accessories, Inc. (the "Company") will be held on November 4, 1996, at 9:00 a.m., local time, at the Arlington Hilton, 2401 East Lamar Boulevard, Arlington, Texas 76011 (the "Meeting"). At the Meeting, the stockholders of the Company will be asked:

          (1) to elect two directors in Class III to serve for three-year terms expiring in 1999, or until their successors are elected and qualified;

          (2) to consider and vote upon a proposal to amend the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors; and

          (3) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Pursuant to the Company's By-laws, the Board of Directors has fixed the close of business on September 6, 1996 as the record date for the Meeting. Only holders of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

     To ensure your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it is voted at the Meeting.

                                            By Order of the Board of Directors

                                            DARREL A. RICE
                                            Secretary

Arlington, Texas
September 13, 1996

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

                         TANDY BRANDS ACCESSORIES, INC.
                        690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 4, 1996

     This proxy statement ("Proxy Statement") is being furnished to the stockholders of Tandy Brands Accessories, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or the "Board") of proxies to be used at the 1996 Annual Meeting of Stockholders (together with any adjournments and postponements thereof, the "Meeting") to be held on November 4, 1996 at 9:00 a.m., local time, at the Arlington Hilton, 2401 East Lamar Boulevard, Arlington, Texas 76011. The Board has fixed the close of business on September 6, 1996 as the record date (the "Record Date") for the Meeting. This Proxy Statement and the related form of proxy are first being mailed to the Company's stockholders on or about September 18, 1996.

     At the Meeting, the holders of the Company's common stock, $1.00 par value per share (the "Common Stock"), will be asked:

          (1) to elect two directors in Class III to serve for three-year terms expiring in 1999, or until their successors are elected and qualified;

          (2) to consider and vote upon a proposal to amend the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors; and

          (3) to transact such other business as may properly come before the Meeting.

     The date of this Proxy Statement is September 13, 1996.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

                      VOTING RIGHTS AND PROXY INFORMATION

     The Board of Directors has fixed the close of business on September 6, 1996 as the Record Date. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 5,390,775 shares of Common Stock outstanding and entitled to vote, held by approximately 1,305 stockholders of record. The presence, in person or by proxy, of at least a majority of the shares outstanding on the Record Date is necessary to constitute a quorum.

     Each holder of record of shares of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on all matters as to which a vote is taken at the Meeting. To be elected a director, each nominee must receive the affirmative vote of a majority of the shares present or represented by proxy at the Meeting. See "Election of Directors -- Vote Required; Recommendation of the Board of Directors." The affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Meeting is necessary to approve the amendment to the Nonqualified Formula Stock Option Plan for Non-Employee Directors. See "Amendment of the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors -- Vote Required; Recommendation of the Board of Directors."

     All shares of Common Stock that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated thereon, such proxies will be voted FOR the election of the nominees for director and FOR the amendment of the Nonqualified Formula Stock Option Plan for Non-Employee Directors. The Company does not know of any other matters that are to come before the Meeting. If any other matters are properly presented at the Meeting, however, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

     Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the stockholders for a vote. Because the election of directors and the approval of the amendment of the Nonqualified Formula Stock Option Plan for Non-Employee Directors require the affirmative vote of a majority of all shares present and entitled to vote thereon, an abstention will have the same effect as a vote AGAINST the matter.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to:
Secretary, Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not receive any additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of Common Stock held of record by such persons.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of September 6, 1996 with respect to the shares of Common Stock beneficially owned by each person (excluding directors and officers of the Company) who is known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock:

                      NAME AND ADDRESS                       NUMBER OF SHARES         PERCENTAGE
                     OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)     OF OWNERSHIP
    -----------------------------------------------------  ---------------------     -------------
    Richard Liu..........................................         345,957                 6.4%
      c/o Superior Leather, Ltd.
      Unit 507/509 Tower 3
      Enterprise Square
      9 Sheung Yuet Road
      Kowloon, Hong Kong
    Tandy Brands Accessories, Inc. ......................         900,128(2)             16.7%
      Employees Investment Plan
      P.O. Box 1290
      Fort Worth, Texas 76101-1290

- ---------------

(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) voting power with respect thereto, including the power to vote or to direct the voting of such shares, or (ii) investment power with respect thereto, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.

(2) Voting power of the shares held pursuant to this plan is vested in Texas Commerce Bank, N.A., as trustee, subject to the right of participants in the plan to direct the voting of each of their allocable shares of Common Stock in the plan. The trustee votes any shares for which no directions are received in the same proportion as those shares with respect to which directions regarding voting are received.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of September 6, 1996 with respect to the shares of Common Stock beneficially owned by each of the Company's directors and executive officers and the directors and executive officers of the Company as a group.

                                                             NUMBER OF SHARES          PERCENTAGE
                            NAME                           BENEFICIALLY OWNED(1)      OF OWNERSHIP
    ----------------------------------------------------  -----------------------     ------------
    Dr. James F. Gaertner...............................           13,604(2)                  *
    J.S.B. Jenkins......................................          525,454(3)               9.4%
    Clayton E. Niles....................................           46,797(4)                  *
    C.A. Rundell, Jr. ..................................           21,411(5)                  *
    Robert E. Runice....................................           14,836(6)                  *
    Maxine K. Clark.....................................               --                    --
    Jerry W. Wood.......................................          135,908(7)               2.5%
    R. Bruce Cole.......................................            8,123(8)                  *
    All directors and executive officers as a group (8
      persons)..........................................          766,133(9)              13.4%

- ---------------

  * Less than one percent.

(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) voting power with respect thereto, including the power to vote or to direct the voting of such shares, or (ii) investment power with respect thereto, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days. Directors and officers have sole voting and investment power with respect to the shares shown unless otherwise indicated below.

(2) Includes 3,375 shares held of record by Dr. Gaertner, 9,880 shares subject to stock options exercisable within sixty days and 349 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

(3) Includes 328,960 shares held of record by Mr. Jenkins, 37,488 shares subject to stock options exercisable within sixty days, 4,374 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program and 2,448 shares held by a trust for the benefit of Mr. Jenkins' children. Also includes 152,184 shares attributable to unit ownership in Tandy Brands Accessories, Inc. Employee Investment Plan, as to which Mr. Jenkins disclaims beneficial ownership.

(4) Includes 24,575 shares held of record by Mr. Niles, 21,468 shares subject to stock options exercisable within sixty days and 754 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

(5) Includes 9,500 shares held of record by Mr. Rundell, 11,562 shares subject to stock options exercisable within sixty days and 349 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

(6) Includes 2,925 shares held of record by Mr. Runice, 11,562 shares subject to stock options exercisable within sixty days and 349 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

(7) Includes 59,960 shares held of record by Mr. Wood, 21,688 shares subject to stock options exercisable within sixty days and 2,488 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program. Also includes 51,772 shares attributable to unit ownership in the Tandy Brands Accessories, Inc. Employee Investment Plan, as to which Mr. Wood disclaims beneficial ownership.

(8) Includes 3,332 shares held of record by Mr. Cole, 2,500 shares subject to options exercisable within 60 days and 2,291 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program.

(9) Includes 116,148 shares subject to stock options exercisable within sixty days, 9,153 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program, 203,956 shares attributable to unit ownership in the Tandy Brands Accessories, Inc. Employee Investment Plan and 1,801 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with, except that the Form 3 required to be filed by Maxine Clark upon joining the Board was filed late. In addition, in August 1996 Mr. Jenkins and Mr. Wood filed amendments to their Form 5s for the fiscal year ended June 30, 1995.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Pursuant to the Company's Certificate of Incorporation, the Board is divided into three classes, with each class serving a three-year term and one class being elected at each annual meeting of stockholders. The terms of two of the present directors expire at the Meeting, and such directors are being nominated for reelection to the Board to serve until the 1999 Annual Meeting of Stockholders or until their successors are elected and qualified. The remaining four directors will continue to serve on the Board until their respective terms expire as indicated below under the caption "Directors Whose Terms Will Continue After the Meeting", and until their successors are elected and qualified. The authorized size of the Board is from three to nine directors and is presently set at six by resolution of the Board.

NOMINEES FOR ELECTION TO THE BOARD

     MR. J.S.B. JENKINS, 53, has served as President and Chief Executive Officer of the Company since its formation in November 1990. Mr. Jenkins served as Executive Vice President of Bombay from July 1, 1985 until December 31, 1990, and as Vice President of The Bombay Company, Inc. ("Bombay") from 1980 until 1985. He also served as the President of the Tandy Brands Accessories division of Bombay, of which the Company was a division until its spin-off in December 1990, from April 1986 until the spin-off. In 1978, Mr. Jenkins was named President of the Tex Tan Welhausen division, where he served until becoming an officer of Bombay. Prior thereto, Mr. Jenkins was Vice President and Production Manager of Tex Tan Welhausen Co., a division of Bombay, from 1974 until 1977, when he was named Executive Vice President of that division. Mr. Jenkins also is a member of the Texas A&M University CBA/GSB Development Council and the Texas A&M University President's Council.

     MR. CLAYTON E. NILES, 69, has served as Chairman of the Board of the Company since its formation in November 1990. Mr. Niles became a private investor after his retirement on May 1, 1986, as Chairman of the Board of Communications Industries, Inc., a position he had held since January 1, 1980. Communications Industries, Inc., which was acquired by Pacific Telesis Group, is a supplier of mobile telephone services. Mr. Niles served as Chief Executive Officer of Communications Industries, Inc. from January 1, 1976 until July 1, 1983, and thereafter reassumed the office of President and Chief Executive Officer from July 1, 1984 until February 28, 1986. Mr. Niles also serves as Chairman of the Board of Bombay.

     There are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected as nominees.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     To be elected a director, each nominee must receive the affirmative vote of the holders of a majority of the shares voted in person or by proxy at the Meeting. The Board of Directors recommends a vote FOR election of the nominees.

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE MEETING

     The following table reflects the name and age of each director whose term will continue after the Meeting, the positions and offices with the Company currently held by each such director, the period of service as a director of the Company, and the year in which such director's term will expire. Additional information concerning the business experience of each such director follows the table.

                                                                                         TERM TO
                    NAME                  AGE    POSITION HELD    DIRECTOR SINCE         EXPIRE
    ------------------------------------- ---    -------------    --------------         -------
    C.A. Rundell, Jr..................... 64       Director        November 1990           1998
    Robert E. Runice..................... 67       Director        November 1990           1998
    James F. Gaertner.................... 53       Director        November 1990           1997
    Maxine K. Clark...................... 47       Director         April 1996             1997

     MR. C. A. RUNDELL, JR. has been a director of the Company since November 1990. Mr. Rundell has operated as sole proprietor of Rundell Enterprises, a private investment company with principal involvement in manufacturing companies, since 1988. Prior thereto, Mr. Rundell served as Chairman of the Board, President and Chief Executive Officer of Cronus Industries, a diversified manufacturing and services company, from 1977 to 1988. Mr. Rundell also served from 1966 to 1977 as Executive Vice President of Tyler Corporation, a company which currently provides products for fund-raising programs and retails automotive parts. Mr. Rundell is Chairman of the Board of NCI Building Systems, Inc. and serves on the board of directors of Tyler Corporation, Eljer Industries, Inc., Inter-Regional Financial Group, Inc. and Redman Industries, Inc. Mr. Rundell is also Chairman of the Board of MaxTech Holdings, Inc., a privately held company.

     MR. ROBERT E. RUNICE has been a director of the Company since November 1990. Mr. Runice is presently a business consultant and private investor. He served as Vice President of US WEST, Inc. and President, Commercial Development Division of US WEST, Inc. from September 1983 through the end of 1991. US WEST, Inc. is a telecommunications service corporation headquartered in Englewood, Colorado. Mr. Runice served as Senior Vice President of Northwestern Bell Telephone Company from January 1978 until June 1981. He then became Assistant Vice President of American Telephone and Telegraph where he served until December 1982, after which he became Vice President of Advanced Information Systems of American Bell, Inc. until joining US WEST, Inc. Mr. Runice serves on the board of directors of Bombay and of Utilx Corporation.

     DR. JAMES F. GAERTNER has been a director of the Company since November 1990. Dr. Gaertner currently serves as Dean of the College of Business at The University of Texas at San Antonio ("UTSA"). Prior to his appointment as Dean on September 1, 1987, Dr. Gaertner served for four years as professor and Director of the Division of Accounting and Information Systems at UTSA. Dr. Gaertner served as an associate professor at the University of Notre Dame from September 1976 until August 1983, and during that period Dr. Gaertner served as director of Notre Dame's London master of business program in London, England. From 1968 to 1973, Dr. Gaertner served as a director and Chief Financial Officer of Tex Tan Welhausen Co., and later served as the Controller for Tex Tan Welhausen, a division of Tandy Corporation. Prior thereto, he was employed as a member of the audit staff of KPMG Peat Marwick in Houston.

     MS. MAXINE K. CLARK has been a director of the Company since April 1996. Ms. Clark is the President and Chief Executive Officer of Ideas(2) Retail Consulting, a consulting company she formed in February 1996. Prior thereto, Ms. Clark was President of Payless Shoe Source from November 1992 to January 1996, and Executive Vice President of Venture Stores from January 1988 to November 1992. Ms. Clark also serves on the Board of Directors of The Earthgrains Company, a bread company, and the Board of Trustees of the University of Georgia Foundation, is a member of the National Advisory Council of the College of Arts and Sciences of Washington University, and serves on the Advisory Board of the United States of America Council of Girl Scouts.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company currently receive compensation consisting of an annual retainer of $16,500, and a $1,100 fee for each Board meeting and each committee meeting attended. Committee chairmen receive an annual retainer of $1,320 in addition to any applicable committee meeting fees. The Chairman of the Board receives an annual fee of $38,500 for all services rendered to the Company. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings, and provides each director with directors and officers insurance and travel accident insurance.

     Under the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Directors' Formula Plan"), nonqualified stock options to purchase up to an aggregate of 27,000 shares of Common Stock may be granted to non-employee directors of the Company. The goal of the Directors' Formula Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by extending to such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. Under the Directors' Formula Plan, each member of the Board of Directors who is not employed by the Company or any of its affiliates will be eligible and will participate in the Directors' Formula Plan. On the effective date of the Directors' Formula Plan, each incumbent non-employee director was granted an option to purchase 3,000 shares of Common Stock. Thereafter, on the day a non-employee director is first elected or appointed to the Board of Directors, such director shall be granted an option to purchase that number of shares of Common

Stock which is the lesser of (i) 750 shares of Common Stock or (ii) that number of shares of Common Stock with respect to which the fair market value is equal to 150% of such directors' annual retainer fee for the twelve-month period (or portion thereof) beginning on the effective date of such election or appointment. Twenty percent (20%) of the options granted on the effective date of the Directors' Formula Plan and upon initial election or appointment shall vest on each anniversary of the respective dates of grant, until they have fully vested on the fifth anniversary of the respective dates of grant. Concurrently with each regular annual election of members of the Board of Directors, each non-employee director who was previously elected to the Board of Directors and continues to serve in such capacity shall be granted an option to purchase that number of shares of Common Stock with respect to which the fair market value is equal to 150% of such director's annual retainer fee for the twelve-month period beginning on the effective date of such election. Such options shall become fully exercisable six months from the date of grant. The exercise price of options granted under the Directors' Formula Plan is the fair market value of the shares of Common Stock subject to the option on the date of grant of the option, which shall be the closing price of the Common Stock as reported by the NASDAQ National Market System on such date. The Directors' Formula Plan is proposed to be amended to increase the number of shares available under such plan. See "Amendment of the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors."

     Pursuant to the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors (the "Directors' Deferral Plan") non-employee directors may elect to defer receipt of all of the annual and committee chair retainer fees payable in cash, provided an appropriate irrevocable written election to defer is made at least six months prior to the beginning of the quarter to which such deferral applies. All amounts deferred are credited to a bookkeeping reserve account maintained by the Company (the "Account") in units which are equivalent in value to shares of Common Stock ("Stock Units"), based on the average closing price of the Common Stock on the NASDAQ National Market System during the quarter to which such election applies. Stock Units credited pursuant to a deferral election are at all times fully vested and nonforfeitable and shares of stock equal to the number of units deferred are payable at the time specified in the applicable deferral election. Stock Units credited to a non-employee director's Account are payable in an equal number of shares of Common Stock in a single distribution made at each such time (no more frequently than annually) specified by the non-employee director in the applicable deferral election, but no earlier than twelve months following the establishment of the affected Stock Unit. The Directors' Deferral Plan authorizes the issuance of up to 50,000 shares of Common Stock. Any declared cash dividends that would be payable on a number of shares of Common Stock equal to the Stock Units credited to a participating directors' Account shall be reinvested. Stock Units also shall be adjusted for stock dividends, stock splits, combination, reclassification, recapitalization or other capital adjustments. In the event of a change in control, as defined in the Directors' Deferral Plan, all units shall become immediately payable.

     Pursuant to the Tandy Brands Accessories, Inc. Nonqualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), each member of the Board of Directors who is not employed by the Company or any of its affiliates may elect, six months prior to the date an option may be granted, to contribute either 50% or 100% of his or her annual fee to acquire an option to purchase shares of Common Stock. The exercise price of options granted under the Directors' Plan will be 50% of the fair market value of the shares of Common Stock subject to the option on the date of grant of the option, which shall be the closing price of the Common Stock as reported by the NASDAQ National Market System on such date. Because the directors contribute their retainer to purchase the 50% discount and pay 50% of the fair market value upon exercise of the option, the total cost to acquire the shares is 100% of the fair market value on the date of grant of the option. Options to purchase up to an aggregate of 45,000 shares of Common Stock may be granted under the Directors' Plan. Because the Directors' Plan was not widely used by the non-employee directors, the Company has suspended use of the Directors' Plan and instead now provides additional opportunities for stock ownership through the Directors' Deferral Plan.

     As of September 6, 1996, five directors were eligible to participate in the Directors' Formula Plan, the Directors' Deferral Plan and the Directors' Plan.

MEETINGS AND COMMITTEES OF THE BOARD

     During the 1996 fiscal year, there were five meetings of the Board. Each of the directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Board and meetings of all committees of the Board on which such director served.

     The Board of Directors has an Audit and Finance Committee currently composed of Dr. Gaertner and Mr. Rundell. The Audit and Finance Committee is concerned primarily with the effectiveness of accounting policies and practices, financial reporting and internal controls. Specifically, the Audit and Finance Committee reviews and approves the scope of the annual examination of the books and records of the Company and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors or the Audit and Finance Committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The Audit and Finance Committee met four times during the 1996 fiscal year.

     The Board of Directors also has a Compensation and Human Resources Committee, currently composed of Messrs. Runice and Niles. The Compensation and Human Resources Committee is concerned primarily with the Company's organization, salary and non-salary compensation and benefit programs, succession planning and related human resources matters. The Committee also recommends to the Board of Directors annual salaries and bonus programs and stock option grants for executive officers of the Company. The Compensation and Human Resources Committee met two times during the 1996 fiscal year.

     The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

                               EXECUTIVE OFFICERS

     The following table sets forth the names and ages of the current executive officers of the Company and all positions with the Company held by such executive officers. Each of the officers listed has been appointed by the Board and serves at the discretion of the Board.

             NAME                  AGE                    POSITION HELD
- -------------------------------    ---     -------------------------------------------
J.S.B. Jenkins.................    53      President, Chief Executive Officer and
                                           Director
Jerry W. Wood..................    51      Executive Vice President
R. Bruce Cole..................    45      Corporate Vice President and Chief
                                           Financial Officer

     Information concerning the business experience of Mr. Jenkins is provided under "Election of Directors -- Nominees for Election to the Board."

     MR. JERRY W. WOOD was elected to the position of Executive Vice President in May 1995. Prior thereto, he served as Senior Vice President of the Company from September 1994 through May 1995 and as Vice President of the Company from its formation in November 1990 through September 1994. Mr. Wood served as Executive Vice President of the Tandy Brands Accessories division of Bombay from April 1986 until December 31, 1990. Prior thereto, Mr. Wood acted as President of The Grate Home and Fireplace division of Bombay from 1983 to 1986. From 1977 to 1983, Mr. Wood was Executive Vice President and later President of Hickok Manufacturing Company, a former leather manufacturing division of Bombay which was merged into the Tandy Brands Accessories division in 1984.

     MR. R. BRUCE COLE is a Certified Public Accountant and has served as Corporate Vice President, Chief Financial Officer and Treasurer and as Assistant Secretary of the Company since November 1994. Prior to joining the Company, Mr. Cole served as Chief Financial Officer of Healthtech Rehabilitation, Inc., a physical, occupational and speech therapy agency, from April 1992 to November 1994. Prior thereto, Mr. Cole spent 17 years in public accounting, the last seven of which as a partner with the accounting firm of Ernst &

Young. His expertise as a partner was concentrated on large publicly-held companies in the aerospace and defense, heavy manufacturing, airline and mortgage banking industries.

     There are no family relationships between any directors or executive officers.

                             EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program is administered by the Human Resources and Compensation Committee of the Board of Directors. The committee is comprised of two independent, non-employee directors. Following review and approval by the Human Resources and Compensation Committee, all issues pertaining to executive compensation (except for grants under the Company's stock option plan, for which the plan administration committee has final authority) are submitted to the full Board of Directors for approval.

     Since its spin-off in December of 1990, the Company has maintained the philosophy that compensation of its executive officers and other key management personnel should be directly and materially linked to operating performance. This linkage has been achieved through short-term incentives weighing executive compensation towards bonuses paid on the basis of Company performance and long-term incentives to own and hold substantial investments in the Company's Common Stock.

ANNUAL AND LONG-TERM COMPENSATION

     The following table sets forth certain information with respect to annual and long-term compensation for services rendered in all capacities for the years ended June 30, 1996, 1995 and 1994 paid to Mr. Jenkins, the Company's Chief Executive Officer, and each of the other executive officers of the Company (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                             -------------------------------
                                               ANNUAL COMPENSATION           SECURITIES
                                        ----------------------------------   UNDERLYING       ALL OTHER
              NAME/TITLE                FISCAL YEAR   SALARY($)   BONUS($)   OPTIONS(#)   COMPENSATION($)(A)
- --------------------------------------  -----------   ---------   --------   ----------   ------------------
J.S.B. Jenkins........................      1996       304,140         --          --           40,807
  President and Chief Executive Officer
                                            1995       293,850         --      15,000           65,903
                                            1994       221,000    189,294      10,000           53,574
Jerry W. Wood.........................      1996       170,000         --          --           26,201
  Executive Vice President                  1995       147,000         --       9,000           33,136
                                            1994       106,500     88,852       5,000           24,747
R. Bruce Cole.........................      1996       152,250         --          --           14,447
  Vice President, Chief Financial
  Officer, Treasurer and Asst. Secretary    1995        95,000     18,600      12,500            7,846

- ---------------

(a) Represents primarily the Company's matching contributions under the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. Benefit Restoration Plan and the Tandy Brands Accessories, Inc. Employee Investment Plan.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to options exercised during the fiscal year ended June 30, 1996 by each of the Named Officers and the value of unexercised options held by the Named Officers at June 30, 1996.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                  OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(A)
                                 ACQUIRED ON     VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE (#)    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------------- -------------   --------   -----------   -------------   -----------   -------------
J.S.B. Jenkins.................        --            --       37,488         26,400        $65,687          N/A
Jerry W. Wood..................        --            --       21,688         14,400        $37,283          N/A
R. Bruce Cole..................        --            --        2,500         10,000            N/A          N/A

- ---------------

(a) The June 28, 1996 closing market price of $8.00 is used in the calculation to determine the value of unexercised options.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock assuming reinvestment of dividends, if any, and the cumulative total return of the NASDAQ Stock Market -- US Index, and the Dow Jones Retailers -- Broadline Index for the period from July 1991 through June 1996. The returns shown on the graph are not necessarily indicative of future performance.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
        TANDY BRANDS ACCESSORIES, INC., NASDAQ STOCK MARKET -- US INDEX
                   AND DOW JONES RETAILERS -- BROADLINE INDEX

                                          TANDY BRANDS                         DOW JONES RE-
         MEASUREMENT PERIOD               ACCESSORIES,       NASDAQ STOCK     TAILERS - BROAD-
        (FISCAL YEAR COVERED)                 INC.           MARKET - US            LINE
6/91                                                 100                100                100
6/92                                                 254                120                117
6/93                                                 386                151                127
6/94                                                 389                153                126
6/95                                                 154                204                138
6/96                                                 183                261                153

     The stock performance graph assumes $100 was invested on June 30, 1991.

              REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee (the "Committee") of the Board of Directors is composed entirely of Directors who are not employees of the Company. No member of the Committee participates in the compensation programs described in this report.

     The responsibility of the Committee is to review and make recommendations regarding compensation of executive officers to the Board of Directors. The Board of Directors exercises final authority with respect to approval of executive officer compensation, except with regard to grants under the Company's stock option plan, for which the plan administrative committee has final authority. The Committee and the Board approve the compensation of executive officers, including any merit or promotional adjustments. The Committee reviews the performance of each executive officer on at least an annual basis. Base salary increases are based upon the results of such performance reviews, and, for executive officers other than the President and Chief Executive Officer, such increases are also based upon the recommendation of the President and Chief Executive Officer.

PHILOSOPHY, PROCEDURES AND GENERAL POLICIES

     In determining executive officer compensation the Committee and the Board are guided by the following objectives:

     - Attracting, retaining and motivating highly qualified and committed executive officers.

     - Using the competitive employment market place as a guide to assessing and establishing compensation levels.

     - Determining total compensation to a meaningful degree by returns to the Company's stockholders.

     - Exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, the current economic and business circumstances of the Company and prevailing conditions in the relevant employment market place.

    - Encouraging executive officers to obtain and hold an equity stake in the Company.

EXECUTIVE OFFICERS INCENTIVE PLAN

     Under the Company's fiscal year 1996 executive officers incentive plan, executive officer compensation consisted of the following components:

     - Annual base salary

     - Annual incentive bonus

     - Long-term compensation in the form of stock option grants

     - Company matching contributions under two employee stock purchase programs.

     In establishing this plan, comparative executive officer compensation information was collected by the Committee using both publicly available sources as well as compensation surveys produced by independent, outside compensation firms.

ANNUAL COMPENSATION -- BASE SALARIES

     During fiscal year 1996 the Company sought to establish base salaries of executive officers at levels that, in the judgment of the Committee and the Board, were sufficiently competitive to attract and retain qualified executive officers, but were slightly less than average base salaries for comparable positions. The base salary portion of annual compensation was fixed by the Compensation Committee at the beginning of the fiscal year and no merit increases were made during the year. The average annualized salary increase for the persons named in the "Executive Compensation -- Summary Compensation Table" for fiscal 1996 over fiscal 1995 was 6.02%.

ANNUAL COMPENSATION -- ANNUAL INCENTIVE BONUSES

     Incentive bonuses are intended to encourage achievement of Company performance goals with additional cash compensation directly related to the Company's performance. The fiscal year 1996 compensation plan provided for incentive bonuses based on:

     - The extent to which fiscal 1996 profit performance exceeded fiscal year 1995 performance; and

     - Return on asset performance in accordance with criteria established by the Board.

     NO BONUSES WERE PAID TO THE EXECUTIVE OFFICERS FOR FISCAL YEAR 1996 because the Company's performance was below the minimum levels established in the compensation plan. Under the plan, potential bonuses were set at performance levels that, in the judgment of the Committee and the Board, would facilitate growth in earnings per share compared to fiscal year 1995.

LONG-TERM COMPENSATION

     The Company's stock option and bonus plans and stock purchase programs provide long-term incentive compensation for executive officers if the market price of the Common Stock increases over time. In fiscal year 1996 no stock options were granted to the executive officers listed in "Executive Compensation -- Summary Compensation Table."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     On July 1, 1995, the Chief Executive Officer's base salary rate was increased 3.5% from $293,850 per year to $304,140, reflecting the judgment of the Committee and the Board that comparative salary data for this position indicated compensation at the increased level. For fiscal year 1996, the Chief Executive Officer's total salary was $304,135, compared to $293,850 in fiscal year 1995. The Chief Executive Officer did not receive a bonus in either fiscal year 1996 or fiscal year 1995. The Chief Executive Officer's base salary rate will not be increased for fiscal year 1997.

TAX DEDUCTIBILITY LIMITATIONS FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Federal Tax Code places a $1 million yearly limit on the Company's ability to deduct certain types of executive compensation. Final regulations on the Section 162(m) limit were issued by the Internal Revenue Service in December 1995. The Committee did not deem any modifications to the Company's compensation program necessary in response to the final regulations. The Company's practice is, and it is anticipated that it will continue to be, to maximize the tax deductibility of expenses incurred for executive compensation. The Section 162(m) limitation had no effect on the Company in fiscal year 1996 nor does the Company anticipate that it will in fiscal year 1997.

COMPENSATION COMMITTEE MEMBERS

     The foregoing report has been provided by the Compensation Committee of the Board of Directors.

                                            HUMAN RESOURCES AND
                                              COMPENSATION COMMITTEE

                                            ROBERT E. RUNICE, Chairman
                                            CLAYTON E. NILES

                              CERTAIN TRANSACTIONS

     Mr. J.S.B. Jenkins, President and Chief Executive Officer of the Company, owns a twenty-five percent (25%) interest in certain real property and improvements located in Little Rock, Arkansas currently leased to the Company in connection with its neckwear manufacturing operation. The lease is for six (6) years and expires in January 1997. The annual rent for the remainder of the lease is $48,368. The total lease payments for the term of the lease equal $272,511. The Company is of the opinion that the terms of the lease are as or more favorable than if negotiated with a third party.

     During fiscal year 1996, the Company purchased approximately $13,000,000 of inventory from Superior Leather Ltd., an entity controlled by Mr. Richard Liu, a holder of approximately 6.4% of the Common Stock. The Company is of the opinion that such inventory was purchased on terms and at prices which are no less favorable to the Company than could be negotiated in arms-length transactions with unaffiliated third parties.

                AMENDMENT OF THE TANDY BRANDS ACCESSORIES, INC.
                     NONQUALIFIED FORMULA STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                (PROPOSAL NO. 2)

     The Board of Directors has approved, subject to the approval of the stockholders of the Company, an amendment to the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Directors' Formula Plan") to increase by 72,500, to an aggregate of 99,500, the number of shares of Common Stock which may be sold upon exercise of stock options granted under such plan. The Board of Directors believes that the increase in the number of shares will assist the Company in achieving the objectives discussed below.

     The Directors' Formula Plan currently provides for the granting of nonqualified options to non-employee directors to purchase up to an aggregate of 27,000 shares of Common Stock. By operation of the formula contained in the Directors' Formula Plan, as of September 6, 1996, non-employee directors have become entitled to options to purchase a total of 39,576 shares of Common Stock under such plan. The amount of the proposed increase in the number of shares which may be sold pursuant to the exercise of stock options granted under the Directors' Formula Plan is intended to cover the number of options exceeding the original amount authorized as well as to provide for options for several years into the future. Approval of this proposal also will constitute ratification of the options in excess of the original amount as calculated by the formula. If the amendment is not approved by the stockholders, the number of options to which each non-employee director is entitled will be reduced retroactively and on a proportionate basis as needed.

     The Company intends to register the offer and sale of the 60,000 additional shares of Common Stock issuable under the Directors' Formula Plan under the Securities Act of 1933, as amended (the "Securities Act"), assuming that the Company's stockholders approve the proposal to increase the number of available shares under such plan. Shares of Common Stock purchased pursuant to the Directors' Formula Plan after the effective date of such registration could immediately be sold in the open market subject to, in the case of affiliates (as defined in Rule 144 under the Securities Act), compliance with the provisions of Rule 144, other than the holding period requirement.

     The full text of the proposed amendment to the Directors' Formula Plan is attached hereto as Exhibit A. A general description of the terms of the Directors' Formula Plan is set forth below, but is qualified in its entirety by reference to the text of such plan. Copies of the full text of the Directors' Formula Plan are available for review at the principal offices of the Company and will be furnished to stockholders without charge upon request directed to Mr. Bruce Cole, Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011.

     The goal of the Directors' Formula Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by extending to such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. Under the Directors' Formula Plan, each member of the Board of Directors who is not employed by the Company or any of its affiliates will be eligible and will participate in the Directors' Formula Plan. On the effective date of the Directors' Formula Plan, each incumbent non-employee director was granted an option to purchase 3,000 shares of Common Stock. Thereafter, on the day a non-employee director is first elected or appointed to the Board of Directors, such director shall be granted an option to purchase that number of shares of Common Stock which is the lesser of (i) 750 shares of Common Stock or (ii) that number of shares of Common Stock with respect to which the fair market value is equal to 150% of such director's annual retainer fee for the twelve-month period (or portion thereof) beginning on the effective date of such election or appointment. Twenty percent (20%) of the options granted upon initial election or appointment shall vest on each anniversary of the respective dates of grant, until they have fully vested on the fifth anniversary of the respective dates of grant. Concurrently with each regular annual election of members of the Board of Directors, each non-employee director who previously was elected to the Board of Directors and continues to serve in such capacity shall be granted an option to purchase that number of shares of Common Stock with respect to which the fair market value is equal to 150% of such director's annual retainer fee for the twelve-month period beginning on the effective date of such election. Such options shall become fully exercisable six months from the date of grant.

     The exercise price of options granted under the Directors' Formula Plan will be the fair market value of the shares of Common Stock subject to the option on the date of grant of the option, which shall be the closing price of the Common Stock as reported by the NASDAQ National Market System on such date. On September 6, 1996, the closing price of the Common Stock was $6.75. No option granted under the Directors' Formula Plan will be transferable by the optionholder other than upon death. Options may be granted until ten years following the date of adoption of the Directors' Formula Plan. No option will be exercisable after the expiration of ten (10) years from its date of grant.

     Options granted under the Directors' Formula Plan generally will become exercisable as set forth above. Upon the termination of the directorship of an optionholder for any reason other than death or on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, an option (to the extent otherwise exercisable on the date of such termination) will be exercisable by the optionholder at any time prior to the expiration date of the option or within thirty-six (36) months after the date of such termination of the directorship, whichever is the shorter period. If an optionholder dies while serving as a member of the Board of Directors, the option will be exercisable (whether or not exercisable on the date of the death of such optionholder) at any time prior to the expiration date of the option or within thirty-six (36) months after the date of death, whichever is the shorter period. If an optionholder dies during the 36-month period described above, the option will be exercisable (to the extent exercisable on the date of death of such optionholder) at any time within the 36-month period described above or within twelve (12) months after the date of death, whichever is the longer period, but in no event after the Expiration Date of the option. An option granted under the Directors' Formula Plan will automatically terminate as of the date the optionholder's directorship is terminated, if the directorship is terminated on account of any act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

     The Board of Directors may not amend any provision of the Directors' Formula Plan relating to the amount and price of Common Stock subject to the options granted thereunder or the timing of grants thereunder more than once every six months, other than to comport with changes in the Internal Revenue Code (the "Code"), the Employee Retirement Income Security Act, or the rules thereunder. Any amendment to the Directors' Formula Plan must be approved by the stockholders of the Company if the amendment would (i) materially increase the aggregate number of shares of Common Stock which may be issued pursuant to options granted under the Directors' Formula Plan, (ii) materially modify the requirements as to eligibility for participation in the Directors' Formula Plan, or (iii) materially increase the benefits accruing to holders of options under the Directors' Formula Plan.

     As of September 6, 1996, five directors were eligible to participate in the Directors' Formula Plan.

     A director who is granted an option under the Directors' Formula Plan will not be subject to federal income tax upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of such grant. Subject to the following sentence, upon exercise of the option, the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionholder, and the Company may claim a tax deduction at that time equal to the amount of taxable income realized by the optionholder, provided that applicable federal income tax withholding and reporting requirements are satisfied. If any profits associated with a sale of Common Stock acquired pursuant to the exercise of an option under the Directors' Formula Plan could subject the optionholder to liability under Section 16(b) of the Securities and Exchange Act of 1934, as amended, there will be no concurrent federal income tax consequences to either the optionholder or the Company as a result of the exercise of such option. The inclusion of such profits as income to the optionholder is generally deferred until the earlier of: (i) the six-month period to which the preceding sentence refers, or (ii) the date on which the
Section 16(b) restrictions terminate. However, if the optionholder makes a timely and proper election under Section 83(b) of the Code to be taxed at the time such Common Stock is transferred to him or her, then the excess of the fair market value of shares of Common Stock on the exercise date over the exercise price will be taxed as ordinary income. Such election must be made within thirty
(30) days of the date of exercise. In the absence of such an election, the excess of the fair market value of shares of Common Stock on the date the
Section 16(b) restrictions expire (or, if earlier, the date on which the six-month period referred to above expires) over the exercise price will be considered compensation taxable as ordinary income to the optionholder. The Company will be entitled to a tax deduction in an amount equal to the amount required to be recognized as ordinary income by the optionholder at the time the optionholder is subject to tax, provided that the applicable federal income tax withholding and reporting requirements are satisfied.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Amendment of the Directors' Formula Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy at the Meeting. The Board of Directors unanimously recommends a vote FOR amendment of the Directors' Formula Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent public accountants for fiscal year 1996. A representative of Ernst & Young LLP is expected to be present at the Meeting. The representative will be afforded the opportunity to make a statement and to respond to appropriate questions of stockholders.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide, free of charge, at the written request of any stockholder, a copy of the Company's Annual Report on Form 10-K, without exhibits, which incorporates by reference the Company's financial statements and includes the related financial statement schedules. The Company will provide copies of the exhibits, should they be requested, and may impose a reasonable fee for providing such exhibits. Requests for the Company's Annual Report on Form 10-K should be mailed to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: R. Bruce Cole.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than May 21, 1997 in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                            By Order of the Board of Directors

                                            DARREL A. RICE,
                                            Secretary
September 13, 1996

                                 DETACH HERE

PROXY

                         TANDY BRANDS ACCESSORIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned security holder of Tandy Brands Accessories, Inc., a Delaware corporation, hereby appoints J.S.B. Jenkins and R. Bruce Cole, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to cast at the Annual Meeting of Stockholders scheduled to be held on Monday, November 4, 1996, at 9:00 A.M., local time, at the Arlington Hilton, 2401 East Lamar Boulevard, Arlington, Texas 76011, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

        THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THE PROXIES NAMED ABOVE INTEND TO VOTE THE SECURITIES AT THEIR DISCRETION FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR THE PROPOSAL TO AMEND THE TANDY BRANDS ACCESSORIES, INC. NONQUALIFIED FORMULA STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

                                                                     SEE REVERSE
                                                                         SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

 / X /  Please mark votes as
        in this example.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR THE PROPOSAL TO AMEND THE TANDY BRANDS ACCESSORIES, INC. NONQUALIFIED FORMULA STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

        1. To elect Class III Directors

        Nominees: Mr. J.S.B. Jenkins, Mr. Clayton E. Niles

                /  /   FOR THE          /  /  WITHHELD
                       NOMINEES               FROM THE NOMINEES

        /  /
             --------------------------------------
             For all nominees except as noted above

        2. To amend the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors.

                   /  /  FOR        /  /  AGAINST     /  / ABSTAIN

        3. In their discretion upon such other matters as properly come before the meeting.

                  /  /  MARK HERE FOR ADDRESS      /  /  MARK HERE IF YOU PLAN
                        CHANGE AND NOTE AT LEFT          TO ATTEND THE MEETING

        IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

        Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. (Only one signature is required in the case of securities registered in the name of two or more persons.)


Signature:                                              Date:
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Signature:                                              Date:
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